Exhibit 99.2

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

C O N T E N T S

Page
Independent Auditors’ Report	2
Statements of Revenues and Direct Operating Expenses	3
Notes to Statements of Revenues and Direct Operating Expenses	4

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Halcón Resources Corporation:

We have audited the accompanying statements of revenues and direct operating expenses of the Williston Basin Assets purchased by Halcón Resources Corporation (the “Company”), from Petro-Hunt, L.L.C. and Pillar Energy, LLC (the “Sellers”) for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Halcón Resources Corporation’s Form 8-K and are not intended to be a complete financial presentation of the acquired assets described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Williston Basin Assets purchased by Halcón Resources Corporation from the Sellers for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States.

/s/ UHY LLP

Houston, Texas

October 15, 2012

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

(in thousands)

	Three months ended June 30,		Six months ended June 30,		Year ended December 31,
	2012	2011	2012	2011	2011	2010	2009
	(Unaudited)		(Unaudited)
REVENUES
Oil	$42,939	$14,707	$83,605	$24,891	$69,025	$11,286	$571
Gas	401	62	908	143	483	155	43

TOTAL REVENUES	43,340	14,769	84,513	25,034	69,508	11,441	614
DIRECT OPERATING EXPENSES
Production Taxes	4,731	1,649	9,088	2,791	7,773	1,273	40
Lease Operating Expenses	3,095	916	5,592	1,299	4,410	413	13

TOTAL DIRECT OPERATING EXPENSES	7,826	2,565	14,680	4,090	12,183	1,686	53

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$35,514	$12,204	$69,833	$20,944	$57,325	$9,755	$561

See accompanying Notes to Statements of Revenues and Direct Operating Expenses.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

NOTE 1 - BASIS OF PRESENTATION

In October 2012 Halcón Resources Corporation (the “Company”), signed an agreement to acquire the operating interests in approximately 80,000 net acres of oil and natural gas leaseholds in North Dakota from Petro-Hunt, L.L.C. and Pillar Energy, LLC (the “Sellers”). The total interests acquired from the Sellers are collectively referred to as the “Williston Basin Assets”. The purchase consideration for the Williston Basin Assets involves approximately $700 million in cash and the issuance of approximately $750 million of automatically convertible preferred stock, subject to normal closing adjustments, with an effective date of June 1st, 2012, and an anticipated closing date in mid December 2012, subject to the satisfactory completion of due diligence and title reviews by the Company. The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and gas properties acquired by the Company.

The statements of revenues and direct operating expenses associated with the Williston Basin Assets were derived from the Sellers’ accounting records. During the periods presented, the Williston Basin Assets were not accounted for or operated as a consolidated entity or as a separate division by the Sellers. Revenues and direct operating expenses for the Williston Basin Assets included in the accompanying statements represent the net collective working and revenue interests acquired by the Company. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of the Sellers. Direct operating expenses include lease operating expenses and production and other related taxes. General and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the Williston Basin Assets been operated as a stand-alone entity. Exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Williston Basin Assets and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the financial condition or results of operations of the Williston Basin Assets on a go forward basis due to changes in the business and the omission of various operating expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition: Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to the purchasers. The volumes sold may be more or less than the volumes entitled to, based on the owner’s net interest in the Williston Basin Assets. These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and gas information included herein.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION - (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the Williston Basin Assets. Reserve volumes and values were determined by the Sellers’ reserve engineers under definitions and guidelines of the U.S. Securities and Exchange Commission (“SEC”) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in barrels (“Bbls”), thousand cubic feet (“Mcf”) and barrels of oil equivalent (“BOE”) in which six Mcf of natural gas equals one Bbl of oil were as follows:

	Crude Oil (MBbls)	Natural Gas (MMcf)	Total (MBOE)
Proved reserves at December 31, 2008	6	—	6
Production	(9)	(6)	(10)
Extensions and discoveries	150	33	156
Revisions of previous estimates	(1)	—	(1)

Proved reserves at December 31, 2009	146	27	151
Production	(163)	(27)	(168)
Extensions and discoveries	2,585	2,051	2,927
Revisions of previous estimates	16	24	20

Proved reserves at December 31, 2010	2,584	2,075	2,930
Production	(799)	(82)	(813)
Extensions and discoveries	13,278	8,686	14,726
Revisions of previous estimates	878	389	943

Proved reserves at December 31, 2011	15,941	11,068	17,786

Proved developed reserves
December 31, 2008	6	—	6
December 31, 2009	146	27	151
December 31, 2010	1,067	865	1,211
December 31, 2011	6,688	5,442	7,595

Proved undeveloped reserves
December 31, 2008	—	—	—
December 31, 2009	—	—	—
December 31, 2010	1,517	1,210	1,719
December 31, 2011	9,253	5,626	10,191

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION – (UNAUDITED) (Continued)

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows related to proved crude oil and natural gas reserves is shown below. Future net cash flows calculated at December 31, 2011, 2010 and 2009 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period. Future net cash flows calculated at December 31, 2008 were computed using year-end commodity prices that relate to the properties’ existing proved crude oil and natural gas reserves.

	December 31,
	2011		2010		2009
	Oil (Bbl)	Gas (MMBtu)	Oil (Bbl)	Gas (MMBtu)	Oil (Bbl)	Gas (MMBtu)
Commodity index prices used in determining future cash flows (prior to differentials)	$96.19	$4.11	$79.43	$4.37	$61.18	$3.83

The discounted future net cash flows related to proved oil and gas reserves as of December 31, 2011, 2010 and 2009 are as follows (in thousands):

	December 31,
	2011	2010	2009
Future cash inflows	$1,458,207	$185,772	$7,721
Less related future
Production costs	366,071	55,138	2,421
Development and abandonment costs	234,973	37,711	648

Future net cash flows	857,163	92,923	4,652
Ten percent annual discount for estimated timing of cash flows	474,887	38,056	1,322

Standardized measure of discounted future net cash flows	$382,276	$54,867	$3,330

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows applicable to proved crude oil and natural gas reserves for the period ended December 31, 2011, 2010 and 2009 are as follows (in thousands):

	Twelve Months Ended December 31,
	2011	2010	2009
Beginning of period	$54,867	$3,330	$97
Revisions of previous estimates
Changes in prices and costs	42,844	2,777	214
Changes in quantities	24,815	496	(15)
Additions to proved reserves resulting from extensions, discoveries and improved recovery, less related costs	403,272	77,065	3,928
Changes in future development costs	(87,975)	(21,884)	(464)
Accretion of discount	5,487	333	10
Sales, net of production costs	(57,325)	(9,755)	(562)
Changes in rate of production and other	(3,709)	2,505	122

Net change	327,409	51,537	3,233

End of period	$382,276	$54,867	$3,330